EXHIBIT 23.3



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1912) pertaining to the 1994 Stock Option Plan of TresCom International, Inc. of our report dated January 12, 1995 with respect to the consolidated statements of income and cash flows of Total Telecommunications, Inc. in the Annual Report (Form 10-K) of TresCom International, Inc. for the year ended December 31, 1996.


                                                         /s/ Ernst & Young LLP


Atlanta, Georgia
March 28, 1997